UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT SCHEDULE 14A INFORMATION
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(Amendment No.    )

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KIORA PHARMACEUTICALS, INC.

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KIORA PHARMACEUTICALS, INC.
332 Encinitas Boulevard, Suite 102
Encinitas, CA 92024

April 28, 2023
Dear Stockholder:

I am pleased to invite you to attend the 2023 Annual Meeting of Stockholders (the “Annual Meeting”) of Kiora Pharmaceuticals, Inc. (“Kiora”) to be held on Wednesday, June 21, 2023 at 10:00 a.m. Eastern Time, at the offices of Burns & Levinson LLP at 125 High Street, Boston, MA 02110.
Details regarding the meeting and the business to be conducted are more fully described in the accompanying Notice of Annual Meeting of Stockholders (the “Notice”) and Proxy Statement.
Your vote is important. Whether or not you plan to attend the Annual Meeting, I hope you will vote as soon as possible. You may vote over the Internet, by mailing a proxy card, by telephone, or in person at the Annual Meeting. Please review the instructions on the Notice or on the proxy card regarding your voting options.
Thank you for your ongoing support of Kiora. We look forward to your participation our Annual Meeting.

Sincerely,

/s/ Brian M. Strem, Ph.D.

Brian M. Strem, Ph.D.
President and Chief Executive Officer

KIORA PHARMACEUTICALS, INC.
332 Encinitas Boulevard, Suite 102
Encinitas, CA 92024
(858) 224-9600

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held on June 21, 2023

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Kiora Pharmaceuticals, Inc. (the “Company”) will be held on Wednesday, June 21, 2023, at 10:00 a.m. Eastern Time at the offices of Burns & Levinson LLP, 125 High Street, Boston, MA 02110, for the following purposes:
1.To elect three director nominees as Class II Directors, nominated by the board of directors, for a three-year term, such term to continue until the annual meeting of stockholders in 2026 or until such directors’ successors are duly elected and qualified or until their earlier resignation or removal;
2.To approve, on a non-binding advisory basis, the compensation of our named executive officers as disclosed in the proxy statement;
3.To ratify of the appointment of Haskell & White LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023; and
4.Such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.
The board of directors has fixed the close of business on April 24, 2023 as the record date for determination of stockholders entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof. Only holders of record of our common stock at the close of business on that date will be entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof. Each of the items of business listed above is more fully described in the proxy statement that accompanies this notice.
In the event there are not sufficient shares to be voted in favor of any of the foregoing proposals at the time of the Annual Meeting, the Annual Meeting may be adjourned in order to permit further solicitation of proxies.
The board of directors of Kiora Pharmaceuticals, Inc. recommends that you vote “FOR” the election of the nominees of the board of directors as directors of Kiora Pharmaceuticals, Inc., “FOR” the proposal to approve, on a non-binding advisory basis, the compensation of our named executive officers as disclosed in this proxy statement, and “FOR” the proposal to ratify the appointment of Haskell & White LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be Held on Wednesday, June 21, 2023: The Proxy Statement and 2022 Annual Report to Stockholders, which includes the Annual Report on Form 10-K for the year ended December 31, 2022, are available at www.proxyvote.com. The Annual Report, however, is not part of the proxy solicitation material.

By order of the board of directors,

/s/ Brian M. Strem,Ph.D.

Brian M. Strem, Ph.D.
President and Chief Executive Officer

Encinitas, California
April 28, 2023

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE CAST YOUR VOTE ONLINE, BY TELEPHONE OR BY COMPLETING, DATING, SIGNING AND PROMPTLY RETURNING YOUR PROXY CARD OR VOTING INSTRUCTIONS CARD IN THE POSTAGE-PAID ENVELOPE BEFORE THE ANNUAL MEETING SO THAT YOUR SHARES ARE REPRESENTED AT THE ANNUAL MEETING.

KIORA PHARMACEUTICALS, INC.
Notice of 2023 Annual Meeting of Stockholders, Proxy Statement and Other Information Contents

i

KIORA PHARMACEUTICALS, INC.
332 Encinitas Boulevard, Suite 102
Encinitas, CA 92024
(858) 224-9600

PROXY STATEMENT

Annual Meeting of Stockholders to Be Held on Wednesday, June 21, 2023
This Proxy Statement is furnished in connection with the solicitation of proxies by the board of directors of Kiora Pharmaceuticals, Inc. (the “Company” or “we”) for use at the Annual Meeting of Stockholders of the Company to be held on Wednesday, June 21, 2023, at 10:00 a.m. Eastern Time, at the offices of Burns & Levinson LLP, 125 High Street, Boston, MA 02110, and any adjournments or postponements thereof. At the Annual Meeting, the stockholders of the Company will be asked to consider and vote upon:
1.The election of three director nominees as Class II directors, nominated by the board of directors (or the “board”), for a three-year term, such term to continue until the annual meeting of stockholders in 2026 or until such directors’ successors are duly elected and qualified or until their earlier resignation or removal;
2.The approval, on a non-binding advisory basis, of the compensation of our named executive officers as disclosed in this proxy statement;
3.To ratify the appointment of Haskell & White LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023; and
4.Such other business as may properly come before the Annual Meeting and any postponements thereof.
The Notice of Annual Meeting, Proxy Statement and Proxy Materials are first being mailed to stockholders of the Company on or about April 28, 2023, in connection with the solicitation of proxies for the Annual Meeting. The board of directors has fixed the close of business on April 24, 2023 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting (the “Record Date”). Only holders of record of common stock, par value $0.01 per share, of the Company (the “Common Stock”) at the close of business on the Record Date will be entitled to notice of, and to vote at, the Annual Meeting. As of the Record Date, there were 2,024,270 shares of Common Stock outstanding. As of the Record Date, there were approximately 47 stockholders of record. Each holder of a share of Common Stock outstanding as of the close of business on the Record Date will be entitled to one vote for each share held of record with respect to each matter properly submitted at the Annual Meeting.
The presence, in person or by proxy, of holders of at least one third of the voting power of the outstanding shares of the Company entitled to vote generally in the election of directors is necessary to constitute a quorum for the transaction of business at the Annual Meeting. Shares held of record by stockholders or their nominees who do not return a signed and dated proxy, properly deliver proxies via the Internet or telephone, or attend the Annual Meeting in person will not be considered present or represented at the Annual Meeting and will not be counted in determining the presence of a quorum. Consistent with applicable law, we intend to count abstentions and broker non-votes for the purpose of determining the presence or absence of a quorum for the transaction of business. A broker “non-vote” refers to shares held by a broker or nominee that does not have the authority, either express or discretionary, to vote on a particular matter. Applicable rules no longer permit brokers to vote in the election of directors if the broker has not received instructions from the beneficial owner. Accordingly, it is important that beneficial owners instruct their brokers how they wish to vote their shares.

With respect to the election of three Class II directors in Proposal 1, such directors are elected by a plurality of the votes cast if a quorum is present. Votes may be cast for the directors or withheld. In a plurality election, votes may only be cast in favor of or withheld from the nominee; votes that are withheld will be excluded entirely from the vote and will have no effect. This means that the persons receiving the highest number of “FOR” votes will be elected as a director. Any shares not voted (whether by abstention, broker non-vote or otherwise) will have no impact on the election of directors, except to the extent that the failure to vote for an individual results in another individual receiving a larger percentage of votes.
Approval of Proposal No. 2 regarding the approval, on a non-binding advisory basis, of the compensation of our named executive officers as disclosed in this proxy statement requires the affirmative vote of a majority of the voting power of the outstanding voting stock present in person or represented by proxy at the Annual Meeting and entitled to vote thereon. Abstentions are considered votes present and entitled to vote on this proposal and thus, will have the same effect as a vote “against” the proposal. Broker non-votes will have no effect on the outcome of this proposal.
Ratification of Proposal No. 3 regarding the appointment of Haskell & White LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023, requires the affirmative vote of a majority of the voting power of the outstanding voting stock present in person or represented by proxy at the Annual Meeting and entitled to vote thereon. Abstentions are considered votes present and entitled to vote on this proposal and thus, will have the same effect as a vote “against” the proposal. Broker non-votes will have no effect on the outcome of this proposal.
The corporate actions described in this Proxy Statement will not afford stockholders the opportunity to dissent from the actions described herein or to receive an agreed or judicially appraised value for their shares.
We encourage you to vote either online, by telephone or by completing, signing, dating and returning a proxy card or if you hold your shares through a brokerage firm, bank or other financial institution, by completing and returning a voting instruction form. This ensures that your shares will be voted at the Annual Meeting and reduces the likelihood that we will be forced to incur additional expenses soliciting proxies for the Annual Meeting.
Voting over the Internet, by telephone or mailing a proxy card will not limit your right to vote in person or to attend the Annual Meeting in person. Any record holder as of the Record Date may attend the Annual Meeting and may revoke a previously provided proxy at any time by: (i) executing and delivering a later-dated proxy to the corporate secretary at Kiora Pharmaceuticals, Inc., 332 Encinitas Boulevard, Suite 102, Encinitas, CA 92024; (ii) delivering a written revocation to the corporate secretary at the address above before the meeting; or (iii) voting in person at the Annual Meeting.
Beneficial holders who wish to change or revoke their voting instructions should contact their brokerage firm, bank or other financial institution for information on how to do so. Beneficial holders who wish to attend the Annual Meeting and vote in person should contact their brokerage firm, bank or other financial institution holding shares of Common Stock on their behalf in order to obtain a “legal proxy”, which will allow them to vote in person at the meeting. Attendance at the Annual Meeting will not, by itself, revoke a proxy.
Our board of directors recommends an affirmative vote on all proposals specified in the notice for the Annual Meeting. Proxies will be voted as specified. If your proxy is properly submitted, it will be voted in the manner you direct. If you do not specify instructions with respect to any particular matter to be acted upon at the meeting, proxies will be voted in accordance with the board of directors’ recommendations.
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be Held on Wednesday, June 21, 2023: The Proxy Statement and the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 are available at www.proxyvote.com. The Annual Report, however, is not part of the proxy solicitation material.

PROPOSAL 1

ELECTION OF DIRECTORS
The board of directors of the Company currently consists of seven members and is divided into three classes of directors, with two directors in Class I, three directors in Class II and two directors in Class III. Directors serve for three-year terms with one class of directors being elected by our stockholders at each annual meeting to succeed the directors of the same class whose terms are then expiring.
At the Annual Meeting, three Class II directors, nominated by the board of directors, will stand for election to serve until the 2026 annual meeting of stockholders or until their successors are duly elected and qualified or until their earlier resignation or removal.
At the recommendation of the nominating and corporate governance committee, the board of directors has nominated Kenneth Gayron, Aron Shapiro and Praveen Tyle, Ph.D., for election as the Class II directors of the Company. Unless otherwise specified in the proxy, it is the intention of the persons named in the proxy to vote the shares represented by each properly executed proxy “FOR” the election of Kenneth Gayron, Aron Shapiro and Praveen Tyle, Ph.D. The nominees have agreed to stand for election and, if elected, to serve as a directors. However, if any such person nominated by the board of directors is unable to serve or will not serve, the proxies will be voted for the election of such other person or persons as the nominating and corporate governance committee and the board of directors may recommend.

Vote Required
Directors are elected by a plurality of the votes cast, which means the three Class II director nominees receiving the most votes will be elected.
OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF THE FOLLOWING NOMINEES OF THE BOARD OF DIRECTORS: KENNETH GAYRON, ARON SHAPIRO AND PRAVEEN TYLE, PH.D.. PROPERLY AUTHORIZED PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED “FOR” THE NOMINEES UNLESS INSTRUCTIONS TO WITHHOLD OR TO THE CONTRARY ARE GIVEN.

INFORMATION REGARDING DIRECTORS
Set forth below is certain information regarding the directors of the Company based on information furnished to the Company by each director. The biographical description below for each director includes his/ her age, all positions he/she holds with the Company, his/her principal occupation and business experience over the past five years, and the names of other publicly-held companies for which he/she currently serves as a director or has served as a director during the past five years. The biographical description below for each director also includes the specific experience, qualifications, attributes and skills that led to the conclusion by the board of directors that such person should serve as a director of the Company. In addition to such specific information, we also believe that all of our directors have a reputation for integrity, honesty and adherence to high ethical standards. Further, they have each demonstrated business acumen and an ability to exercise sound judgment as well as a commitment of service to the Company and our board.
The board of directors has determined that the director nominees and all the incumbent directors listed below are “independent” as such term is currently defined by applicable Nasdaq rules, except for
Dr. Strem, who is also an executive officer of the Company, and Aron Shapiro. The following information is current as of April 28, 2023, based on information furnished to the Company by each director:

Directors of Kiora Pharmaceuticals, Inc.

Name	Age	Position with the Company	Director Since
Class I Directors – Term expires 2025
Paul Chaney(2)(3)	65	Chairman	September 2007
Brian M. Strem, Ph.D	43	President, CEO and Director	July 2021
Class II Directors – Term expires 2023
Kenneth Gayron(1)(3)	53	Director	April 2021
Aron Shapiro	45	Director	April 2021
Praveen Tyle, Ph.D.(1)(3)	63	Director	June 2008
Class III Directors – Term expires 2024
David Hollander, MD, MBA(2)	49	Director	December 2021
Erin Parsons(2)(1)	47	Director	January 2022
(1)Member of the compensation committee
(2)Member of the nominating and corporate governance committee
(3)Member of the audit committee

Nominees for Class II Director — Term expires 2023
Kenneth Gayron, Director, has served as a director since April 2021. Mr. Gayron has served as Chief Financial Officer and Executive Vice President of Avid Technology, Inc., a leading technology provider for the media and entertainment industry, since May 2018. Mr. Gayron previously served as CFO and interim CEO for Numerex Corporation, a single source, leading provider of managed enterprise solutions enabling the Internet of Things, from March 2016 to February 2018. Prior to his tenure with Numerex, Mr. Gayron served as CFO of Osmotica Pharmaceutical Corp., a global specialty pharmaceutical company, from October 2013 to February 2016. Prior to Osmotica, Mr. Gayron acted as Vice President — Finance and Treasurer for Sensus, Inc., a global smart grid communications company, from February 2011 until September 2013. From April 2009 until January 2011, Mr. Gayron served as Treasurer of Nuance Communications, a software/services company. From 1992 until 2009, Mr. Gayron held positions of increasing responsibility with investment banks, including UBS, Bank of America and CIBC. Mr. Gayron received a BS in Finance from Boston College and an MBA from Cornell University.
We believe that Mr. Gayron’s qualifications to sit on our board of directors include his executive leadership experience, financial experience and track record for enhancing operational capabilities to drive growth.

Aron Shapiro, Director, has served as a director since April 2021. Mr. Shapiro has served in positions of increasing responsibility at Ora, Inc., the world’s leading full-service ophthalmic drug and device development firm, since July 1999, most recently serving as Senior Vice President and Partner, Asset Development and Partnering since August 2019, as Senior Vice President and Chief Commercial Officer between August 2017 and August 2019, and as Vice President between October 2010 and August 2017. At Ora, Mr. Shapiro is responsible for investment and strategic partnering was previously responsible for worldwide business development and sales activities. Mr. Shapiro received a BS in Biological Chemistry from Bates College.
We believe that Mr. Shapiro’s qualifications to sit on our board of directors include his extensive clinical-regulatory strategy and business development experience in the ophthalmology space.

Praveen Tyle, Ph.D., Director, has served as a director since June 2008. Since April 2023, Dr. Tyle has served as founder of Potens Pharmaceuticals. From April 2021 to April 2023, Dr. Tyle has served as President, CEO and member of the board of directors of Invectys, Inc. and Invectys USA, Inc., a biopharmaceutical company focused on the development of innovative immunotherapy approaches to treat cancer. From May 2016 to April 2021, Dr. Tyle has served as Executive Vice President of Research and Development of Lexicon Pharmaceuticals. Dr. Tyle was previously a member of the executive management team at Osmotica Pharmaceutical Corp., serving as President, CEO and member of the board of directors from January 2013 through April 2016 and as Executive Vice President and Chief Scientific Officer from August 2012 to December 2012. He is also a member of the boards of directors of Orient EuroPharma Co., Ltd. of Taiwan. and of Skye Bioscience, Inc. (OTC: SKYE), a biopharmaceutical company developing synthetic cannabinoid molecules to treat glaucoma and other diseases. Dr. Tyle has nearly 38 years of experience in the pharmaceutical industry with the majority of his tenure in senior executive leadership positions in areas of research and development, manufacturing, quality, business development and operations. Prior to joining Osmotica Pharmaceutical Corp., Dr. Tyle served as Executive Vice President (from January 2012 to August 2012) and Chief Scientific Officer (from October 2011 to August 2012) for the United States Pharmacopeia, or USP. Prior to joining USP, Dr. Tyle from 2008 to 2011, served as the Senior Vice President and Global Head of Business Development and Licensing at Novartis Consumer Health from March 2009 to September 2011. At Novartis Consumer Health, Dr. Tyle also served as Senior Vice President & Global Head of Research and Development from March 2009 to February 2010. Dr. Tyle holds a doctorate in pharmaceutics and pharmaceutical chemistry from the Ohio State University and a BS in Pharmacy (honors) from the Institute of Technology, Banaras Hindu University in India.
We believe Dr. Tyle’s qualifications to sit on our board of directors include his executive research and development leadership experience and significant mergers and acquisitions and business development and licensing experience.

Class III Directors — Term expires in 2024
David Hollander, MD, MBA, Director, has served as a director since December 2021. Dr. Hollander has served as the Chief Research and Development Officer of Aerie Pharmaceuticals, Inc. since November 2019. Dr. Hollander began his career in industry in 2006 at Allergan as a Medical Director of Ophthalmology where he also held a number of leadership roles including Vice President of Eye Care for U.S. Medical Affairs, Vice President and Head of Eye Care for Global Medical Affairs, as well as Therapeutic Area Head in Clinical Development for Anterior Segment and Consumer Eye Care. During this time, Dr. Hollander continued to see patients and instruct residents and fellows in cataract surgery and corneal transplantation. Dr. Hollander previously served as Chief Medical Officer of Ora, Inc., the leading ophthalmic Contract Research Organization, from April 2016 to November 2019. While at Ora, Dr. Hollander oversaw medical operations across pharmaceutical and device clinical development, preclinical studies, as well as research and development into new regulatory endpoints, most notably the development of novel mobility courses for evaluating treatments for inherited retinal diseases. Dr. Hollander received his B.S. in chemistry with honors and distinction from Stanford University, and earned his medical degree at the University of Pennsylvania School of Medicine. Dr.

Hollander also obtained an M.B.A. in Health Care Management from the Wharton School at the University of Pennsylvania.
We believe Dr. Hollander’s qualifications to sit on our board of directors include his clinical, research and operational experience with a variety of ophthalmology companies.
Erin Parsons, Director, has served as a director since February 2022. Ms. Parsons is the Founder of Parsons Medical Communications, LLC, an agency providing scientific and strategic consulting to small and large companies in the ophthalmic space, since its founding in 2010, where she currently serves as Managing Director and previously served as President from February 2010 through September 2022. In September 2022, Fingerpaint Group, a full-service health and wellness agency, acquired Parsons Medical Communications. Ms. Parsons has served as a member of the board of directors of Alimera Sciences, Inc. (Nasdaq: ALIM), a pharmaceutical company concerned with retinal health and vision, since December 2021. Ms. Parsons received a BS in Biology from Wake Forest University.
We believe Ms. Parsons’ qualifications to sit on our board of directors include her extensive consulting experience with ophthalmology companies.

Class I Directors — Term expires 2025
Paul Chaney, Chairman, has served as a director since September 2007. Mr. Chaney is co-founder of PanOptica, Inc., and from March 2009 to January 2023 he served as President & CEO. PanOptica, Inc. is a private venture-backed biopharmaceutical company that licenses and develops drugs for the treatment of important ophthalmic conditions. Mr. Chaney was Executive Vice President and President of OSI-Eyetech Pharmaceuticals Inc., the wholly-owned eyecare biopharmaceutical subsidiary of OSI Pharmaceuticals, Inc. (OSI). Prior to its acquisition by OSI, Mr. Chaney served as Chief Operating Officer of Eyetech, Inc., where he was responsible for the launch of Macugen, the first anti-VEGF treatment for neovascular age- related macular degeneration (wet-AMD), and was part of the executive team which led Eyetech’s initial public offering in 2004. Mr. Chaney has over 30 years of experience in the biopharmaceutical and ophthalmic medical device industry, including a variety of senior management positions at Pharmacia Corporation. He began his career as a sales representative for The Upjohn Company in 1980. Mr. Chaney has also served as a member of the board of directors of Sesen Bio, Inc. (formerly Eleven Biotherapeutics, Inc.), a biologics company focusing on targeted protein therapeutics, from February 2014 to August 2018. Mr. Chaney earned a double BA in English and Biological Sciences from the University of Delaware.
We believe Mr. Chaney’s qualifications to sit on our board of directors include his executive leadership experience, including 20 years leading major ophthalmology businesses both in the U.S. and globally for both a large public pharmaceutical company and privately held start-ups. Mr. Chaney’s responsibilities have spanned commercial operations, manufacturing, regulatory, business development, non-clinical and clinical development functions. He was responsible for building and leading the commercial organizations responsible for the launches of major glaucoma and retina therapeutics, and commercializing the ophthalmic device business for Pharmacia Corporation.
Brian M. Strem, Ph.D., President, Chief Executive Officer and Director, has served in those positions since July 23, 2021. Dr. Strem co-founded Bayon Therapeutics, which designed B-203, a potential vision- restoring small molecule which acts as a ‘molecular photoswitch’ specifically designed to restore vision in patients with inherited and age-related degenerative retinal diseases. Kiora acquired Bayon Therapeutics in October 2021. Dr. Strem was Managing Director of Bayon from March 2020 until the acquisition. Dr. Strem is a co-founder of Okogen, Inc., a development stage ophthalmic company focused on a novel therapeutic for the treatment of viral infections of the eye, and served as its CEO from May 2015 through July 2021 and remains as a Board Director. Prior to founding Okogen, Dr. Strem worked at Sound Pharmaceuticals, Inc., Allergan, Inc. and Shire, Plc, where he was responsible for business development and corporate strategy in ophthalmology, otology and regenerative medicine. Dr. Strem began his career at Cytori Therapeutics with elevating roles within the commercial and research and development departments. Dr. Strem received a BS in bioengineering from Cornell University and a Ph.D. in biomedical engineering from the University of California, Los Angeles.
We believe Dr. Strem’s qualifications to sit on our board of directors include his executive leadership and business development experience and focus on corporate strategy.

INFORMATION REGARDING THE BOARD OF DIRECTORS AND ITS COMMITTEES
During the year ended December 31, 2022, our board of directors held five meetings. Each of the directors attended at least 75% of the total number of meetings of the board of directors and of the committees of which he or she was a member, except for Paul Chaney, who attended approximately 69% of the aggregate number of meetings of the board of directors and of the committees of which he was a member. The board of directors encourages directors to attend in person the Annual Meeting of Stockholders of the Company, or Special Meeting in lieu thereof, or, if unable to attend in person, to participate by other means, if practicable. In recognition of this policy, the board of directors typically schedules a regular meeting of the board of directors to be held on the date of, and immediately following, the Annual Meeting of Stockholders.

Board Leadership Structure
On February 1, 2021, Stephen From was appointed by our board of directors as Executive Chairman. At that time, our board appointed Paul Chaney as Lead Independent Director. Effective as of July 26, 2021, Dr. Strem was appointed as our President and Chief Executive Officer. Effective as of January 31, 2022, Mr. From resigned as Executive Chairman and Mr. Chaney resumed his position as non-executive chairman of the board.
The non-employee directors meet regularly in executive sessions outside the presence of management. Mr. Chaney serves as the chairman of the board of directors. Among other things, the chairman provides feedback to the Chief Executive Officer on executive sessions and facilitates discussion among the independent directors outside of meetings of the board of directors. The Chief Executive Officer is responsible for the day-to-day management of our Company and the development and implementation of our Company’s strategy. Our board of directors currently believes that separating the roles of Chief Executive Officer and chairman contributes to an efficient and effective board. Our board of directors does not have a current requirement that the roles of Chief Executive Officer and chairman of the board be either combined or separated, because the board currently believes it is in the best interests of our Company to make this determination based on the position and direction of our Company and the constitution of the board and management team. From time to time, the board will evaluate whether the roles of Chief Executive Officer and chairman of the board should be combined or separated. The board has determined that having separate roles of our Company’s Chief Executive Officer and chairman is in the best interest of our stockholders at this time.

Independent Directors
Our board of directors is currently composed of seven members. Under the published listing requirements of Nasdaq, independent directors must comprise a majority of a listed company’s board of directors within twelve months of the completion of an initial public offering. All of the members of our board except for Dr. Strem and Aron Shapiro qualify as independent directors in accordance with the published listing requirements of Nasdaq.

Classified Board
Our board of directors is divided into three classes with staggered three-year terms. At each annual meeting of stockholders, the successors to directors whose terms then expire will be elected to serve from the time of election and qualification until the third annual meeting following election. Our directors are divided among the three classes as follows:
•The Class I directors are Paul Chaney and Brian M. Strem, Ph.D., and their terms expire at the annual meeting of stockholders to be held in 2025;
•The Class II directors are Kenneth Gayron, Aron Shapiro and Praveen Tyle, Ph.D., and their terms expire at this Annual Meeting (and, if re-elected, the annual meeting of stockholders to be held in 2026); and
•The Class III directors are David Hollander, MD, MBA and Erin Parsons, and their terms expire at the annual meeting of stockholders to be held in 2024.

The authorized number of directors may be changed only by resolution of the board of directors. This classification of the board of directors into three classes with staggered three-year terms may have the effect of delaying or preventing changes in our control or management.

Role of Board in Risk Oversight Process
Our board of directors has responsibility for the oversight of the company’s risk management processes and, either as a whole or through its committees, regularly discusses with management our major risk exposures, their potential impact on our business and the steps we take to manage them. The risk oversight process includes receiving regular reports from board committees and members of senior management to enable our board to understand the company’s risk identification, risk management and risk mitigation strategies with respect to areas of potential material risk, including operations, finance, legal, regulatory, strategic and reputational risk.
The audit committee reviews information regarding liquidity and operations, and oversees our management of financial risks. Periodically, the audit committee reviews our policies with respect to risk assessment, risk management, loss prevention and regulatory compliance. Oversight by the audit committee includes direct communication with our external auditors, and discussions with management regarding significant risk exposures and the actions management has taken to limit, monitor or control such exposures. The compensation committee is responsible for assessing whether any of our compensation policies or programs has the potential to encourage excessive risk-taking. The nominating and corporate governance committee manages risks associated with the independence of the board, corporate disclosure practices, and potential conflicts of interest. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire board is regularly informed through committee reports about such risks. Matters of significant strategic risk are considered by our board as a whole.

Board Diversity Matrix (As of April 28, 2023)

Total Number of Directors	7

Part I. Gender Identity	Female	Male	Non-Binary	Did Not Disclose Gender
Directors	1	6	—	—
Part II. Demographic Background
African American or Black	—	—	—	—
Alaskan Native or Native American	—	—	—	—
Asian	—	1	—	—
Hispanic or Latinx	—	—	—	—
Native Hawaiian or Pacific Islander	—	—	—	—
White	1	5	—	—
Two or More Races or Ethnicities	—	—	—	—
LGBTQ+	—	—	—	—
Did Not Disclose Demographic Background	—	—	—	—

The board diversity matrix for 2022 can be found in our definitive proxy statement filed with the Securities and Exchange Commission on August 15, 2022.

Corporate Governance
We believe our corporate governance initiatives comply with the Sarbanes-Oxley Act and the rules and regulations of the Securities and Exchange Commission adopted thereunder. In addition, we believe our corporate initiatives comply with the rules of The Nasdaq Capital Market. Our board of directors continue to evaluate our corporate governance principles and policies.
Our board of directors have adopted a code of business conduct that applies to each of our directors, officers and employees. The code addresses various topics, including:

•compliance with applicable laws, rules and regulations;
•conflicts of interest;
•public disclosure of information;
•insider trading;
•corporate opportunities;
•competition and fair dealing;
•gifts;
•discrimination, harassment and retaliation;
•health and safety;
•record-keeping;
•confidentiality;
•protection and proper use of company assets;
•payments to government personnel; and
•reporting illegal and unethical behavior.
The code of business conduct is posted on our website. Any waiver of the code of business conduct for an executive officer or director may be granted only by our board of directors or a committee thereof and must be timely disclosed as required by applicable law. The code of business conduct has implemented whistleblower procedures that establish format protocols for receiving and handling complaints from employees. Any concerns regarding accounting or auditing matters reported under these procedures will be communicated promptly to the audit committee.
Board Committees
Our board of directors has established an audit committee, a compensation committee and nominating and corporate governance committee, each of which operate under a charter that has been approved by our board. The directors serving as members of these committees meet the criteria for independence under, and the functioning of these committees complies with, the applicable requirements of the Sarbanes-Oxley Act and Securities and Exchange Commission rules and regulations. In addition, we believe that the functioning of these committees complies with the rules of The Nasdaq Capital Market. Each committee has the composition and responsibilities described below.
Audit Committee
Our board of directors has established an audit committee, which is comprised of Kenneth Gayron, Paul Chaney and Praveen Tyle, Ph.D., each of whom is a non-employee member of the board of directors. Kenneth Gayron serves as the chair of the audit committee. The audit committee met nine times during 2022. The audit committee’s main function is to oversee our accounting and financial reporting processes, internal systems of control, independent registered public accounting firm relationships and the audits of our financial statements. Pursuant to the audit committee charter, the functions of the committee include, among other things:
•appointing, approving the compensation of, and assessing the independence of our registered public accounting firm;
•overseeing the work of our registered public accounting firm, including through the receipt and consideration of reports from such firm;
•reviewing and discussing with management and the registered public accounting firm our annual and quarterly financial statements and related disclosures;
•monitoring our internal control over financial reporting and our disclosure controls and procedures;
•meeting independently with our registered public accounting firm and management;
•preparing the audit committee report required by Securities and Exchange Commission rules;

•reviewing and approving or ratifying any related person transactions; and
•overseeing our risk assessment and risk management policies.

All members of our audit committee meet the requirements for financial literacy under the applicable rules and regulations of the Securities and Exchange Commission. Our board of directors has determined that Kenneth Gayron is an “audit committee financial expert” as defined by applicable Securities and Exchange Commission rules. In addition, our board of directors has also determined that Mr. Gayron has the requisite financial sophistication under applicable Nasdaq rules and regulations.

Compensation Committee
Our board of directors has established a compensation committee, which is comprised of Praveen Tyle, Ph.D., Kenneth Gayron and Erin Parsons. Praveen Tyle, Ph.D. serves as the chair of the compensation committee. Aron Shapiro served as a member of the compensation committee from April 2021 to August 2022. The compensation committee met four times during 2022. Our compensation committee reviews and recommends policies relating to compensation and benefits of our officers and employees. Pursuant to the compensation committee charter, the functions of this committee include:
•evaluating the performance of our chief executive officer and determining the chief executive officer’s salary and contingent compensation based on performance and other relevant criteria;
•identifying the corporate and individual objectives governing the chief executive officer’s compensation;
•in consultation with the chief executive officer, determining the compensation of our other officers;
•making recommendations to our board with respect to director compensation;
•reviewing and approving the terms of material agreements with our executive officers;
•overseeing and administering our equity incentive plans and employee benefit plans;
•reviewing and approving policies and procedures relating to the perquisites and expense accounts of our executive officers;
•if and as applicable, furnishing the annual compensation committee report required by Securities and Exchange Commission rules; and
•conducting a review of executive officer succession planning, as necessary, reporting its findings and recommendations to our board of directors, and working with the Board in evaluating potential successors to executive officer positions.
Our board of directors has determined that each of the members of the Compensation Committee is a “non-employee director” as defined in Rule 16b-3 promulgated under the Exchange Act and is an “outside director” as that term is defined in Section 162(m) of the United States Internal Revenue Code of 1986, as amended, or Section 162(m).

Nominating and Corporate Governance Committee
Our board of directors has established a Nominating and Corporate Governance committee, which is comprised of David Hollander, Erin Parsons and Paul Chaney. David Hollander serves as the chair of the Nominating and Corporate Governance. Aron Shapiro and Praveen Tyle, Ph.D. served on the Nominating and Corporate Governance Committee until August 2022. The Nominating and Corporate Governance committee met one time during 2022. Pursuant to the Nominating and Corporate Governance charter, the functions of this committee include, among other things:
•identifying, evaluating, and making recommendations to our board of directors and our stockholders concerning nominees for election to our board, to each of the board’s committees and as committee chairs;
•annually reviewing the performance and effectiveness of our board and developing and overseeing a performance evaluation process;

•annually evaluating the performance of management, the board and each board committee against their duties and responsibilities relating to corporate governance;
•annually evaluating adequacy of our corporate governance structure, policies, and procedures; and
•providing reports to our board regarding the committee’s nominations for election to the board and its committees.

Compensation Committee Interlocks and Insider Participation
None of the members of our compensation committee is or has in the past served as an officer or employee of our company. None of our executive officers currently serves, or in the past year has served, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our board of directors or compensation committee.

REPORT OF THE AUDIT COMMITTEE
Notwithstanding anything to the contrary set forth in any of the Company’s previous or future filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate this Proxy Statement or any future filing with the Securities and Exchange Commission, in whole or in part, the following report shall not be deemed incorporated by reference into any such filing.
The undersigned members of the audit committee of the board of directors of the Company submit this report in connection with the committee’s review of the financial reports of the Company for the fiscal year ended December 31, 2022 as follows:
1.The audit committee has reviewed and discussed with management the audited financial statements of the Company for the fiscal year ended December 31, 2022.
2.The audit committee has discussed with representatives of EisnerAmper LLP the matters required to be discussed with them by applicable requirements of Public Company Accounting Oversight Board Auditing Standard AS 1301: Communications with Audit Committees.
3.The audit committee has received the written disclosures and the letter from the independent accountant required by the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence, and has discussed with the independent accountant the independent accountant’s independence.
Based on the review and discussions referred to above, the audit committee recommended to the board of directors that the audited financial statements be included in the Company’s Annual Report on
Form 10-K for the fiscal year ended December 31, 2022 for filing with the Securities and Exchange Commission.

Submitted by the audit committee:

Kenneth Gayron, Chairman
Paul Chaney
Praveen Tyle, Ph.D.

EXECUTIVE OFFICERS
Biographical information regarding our executive officers is set forth below. Each executive officer is elected annually by our board and serves until his or her successor is appointed and qualified, or until such individual’s earlier resignation or removal.

Name	Age	Position
Brian M. Strem, Ph.D.	43	President and Chief Executive Officer
Eric J. Daniels, MD, MBA	50	Chief Development Officer
Melissa Tosca, CPA	43	Executive Vice President of Finance

Brian M. Strem, Ph.D., President and Chief Executive Officer — Please refer to “Proposal No. 1 — Election of Directors” section of this proxy statement for Dr. Strem’s biographical information.
Eric J. Daniels, MD, MBA has served as our Chief Development Officer since October 2021. Dr. Daniels is a co-founder of Bayon. Dr. Daniels is also a co-founder of Okogen, Inc., a development stage ophthalmic company focused on a novel therapeutic for the treatment of viral infections of the eye, and served as its Chief Operating Officer from 2015 through October 2021, and remains on Okogen's Board of Directors. Dr. Daniels served as Chief Executive Officer of OccuRx, a clinical stage biotechnology company targeting microvascular disease for ocular indications, from 2020 through October 2021. Dr. Daniels is a member and Chair of the medical advisory board of Bimini, LLC, a holding company with a portfolio of performing medtech assets, and served as its Consulting Chief Medical Officer from 2014 through October 2021. Dr. Daniels previously served as Vice President — Marketing & Sales of Tensys Medical, Inc. from 2012 through 2016, and in roles of increasing responsibility at Cytori Therapeutics from 2001 through 2012. Dr. Daniels received a BS in molecular and cell biology from the University of California Berkeley, an MD from the University of California Los Angeles School of Medicine, and an MBA from the University of California Los Angeles Anderson School of Management.
Melissa Tosca, CPA has served as our Executive Vice President of Finance since September 2022. Ms. Tosca previously served as Executive Director of Finance and Corporate Treasurer for Neomorph from 2021 to 2022, where she managed the finance and accounting functions. She also served as Director of Finance and Accounting at Omniome from 2017 to 2021, building the accounting and finance infrastructure and managing financial operations. Prior to Omniome, she spent nine years at Caris Life Sciences from 2008 to 2017, serving in various leadership roles including Director of Finance and Accounting, Director of Financial Planning and Analysis and Senior Director of Sales Operations. She began her professional career in public accounting at Clifton Gunderson and later moved to Ernst & Young as an Audit Manager. Melissa is a Certified Public Accountant and holds a BS in Accounting from the University of Arizona.

EXECUTIVE COMPENSATION
We are a “smaller reporting company” under Rule 405 of the Securities Act of 1933, as amended. As a result, we have elected to comply with the reduced disclosure requirements applicable to smaller reporting companies in accordance with Securities and Exchange Commission rules. Our named executive officers during the fiscal year ended December 31, 2022 were Brian M. Strem, Ph.D., our President and Chief Executive Officer, Eric J. Daniels, MD, MBA, our Chief Development Officer, Melissa Tosca, our Executive Vice President of Finance, Stephen From, our former Executive Chairman, and Sarah Romano, our former Chief Financial Officer. Dr. Strem was appointed as President and Chief Executive Officer on July 23, 2021. Melissa Tosca was appointed as Executive Vice President of Finance effective as of September 13, 2022. Stephen From was appointed as the Executive Chairman of our board of directors effective February 1, 2021, and had served as President and Chief Executive Officer prior to that date. Mr. From ceased serving as our Executive Chairman effective as of January 31, 2022. Sarah Romano resigned as our Chief Financial Officer effective as of February 25, 2022.

Summary Compensation Table
The following table sets forth information concerning the compensation of our named executive officers during our fiscal years ended December 31, 2022 and December 31, 2021.

Name and Principal Position	Year	Salary ($)	Bonus ($)[1]	Stock Awards ($)[2]	Option Awards ($)[3]	All Other Compensation ($)[9]	Total ($)
Brian M. Strem, Ph.D	2022	400,000	64,932	84,750	164,500	—	714,182
President and Chief Executive Officer[4]	2021	169,231	—	—	274,750	—	443,981
Eric J. Daniels, MD, MBA	2022	350,463	21,008	67,800	107,638	—	546,909
Chief Development Officer[5]	2021	68,382	—	—	87,700	—	156,082
Melissa Tosca	2022	85,385	—	16,950	30,200	—	132,535
Executive Vice President of Finance[6]	2021	—	—	—	—	—	—
Stephen From	2022	18,219	—	—	—	363,633	381,852
Former Executive Chairman; former President and Chief Executive Officer[8]	2021	245,292	160,000	—	57,730	—	463,022
Sarah Romano	2022	56,538	61,875	—	34,075	18,750	171,238
Former Chief Financial Officer[7]	2021	275,000	64,500	—	172,731	—	512,231
1 The amounts in this column represent discretionary bonus payments granted by the board in the applicable fiscal year.
2 The amounts in this column represent the aggregate grant date fair value of stock awards granted to the officer in the applicable fiscal year, computed in accordance with FASB ASC Topic 718. See Item 7, “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Critical Accounting Policies and Significant Judgments and Estimates” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 for a discussion of the assumptions made by us in determining the grant date fair value of our equity awards. In accordance with Securities and Exchange Commission rules, the grant date fair value of an award subject to performance conditions is based on the probable outcome of the conditions.
3 The amounts in this column represent the aggregate grant date fair value of option awards granted to the officer in the applicable fiscal year, computed in accordance with FASB ASC Topic 718. See Item 7, “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Critical Accounting Policies and Significant Judgments and Estimates” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 for a discussion of the assumptions made by us in determining the grant date fair value of our equity awards. In accordance with Securities and Exchange Commission rules, the grant date fair value of an award subject to performance conditions is based on the probable outcome of the conditions.
4 Dr. Strem was appointed as our President and Chief Executive Officer as of July 23, 2021.
5 Mr. Daniels was appointed as our Chief Development Officer as of October 21, 2021.
6 Ms. Tosca was appointed as our Executive Vice President of Finance as of September 13, 2022.
7 Ms. Romano resigned as our Chief Financial Officer as of February 25, 2022.
8 Mr. From was appointed as the Executive Chairman of our board of directors effective February 1, 2021, and had served as President and Chief Executive Officer prior to that date. Mr. From ceased serving as Executive Chairman as of January 31, 2022.
9 The amounts in this column include severance and vacation payouts for Mr. From and vacation payout for Ms. Romano.

Narrative Disclosure to Compensation Tables

Employment Agreements

Brian M. Strem, Ph.D.
In connection with Dr. Strem’s appointment as President and Chief Executive Officer, on July 22, 2021, we entered into an Employment Agreement with Dr. Strem. Pursuant to the agreement, Dr. Strem receives an annual base salary of $400,000 and he is entitled to receive a performance bonus with a target of up to 50% of his annual base salary for the applicable fiscal year. Dr. Strem also received an option to purchase up to 2,500 shares of the Company’s common stock, which vested respect to one-third of the underlying shares on the one-year anniversary of the grant date, and thereafter will vest in equal monthly installments over a two-year period. Dr. Strem is also entitled to receive two further options to purchase an aggregate of up to 2,500 shares of our common stock based on the achievement of market capitalization-based milestones as set forth in his agreement. Effective January 1, 2023, Dr. Strem's annual base salary was increased to $416,000.

Eric J. Daniels, MD, MBA

In connection with Dr. Daniels’ appointment as Chief Development Officer, on October 21, 2021, we and our Australian subsidiary entered into an Employment Agreement with Dr. Daniels. Pursuant to the employment agreement, Dr. Daniels receives an annual base salary of AUD$492,000 and he is entitled to receive a performance bonus with a target of up to 40% of his annual base salary for the applicable fiscal year. Pursuant to the employment agreement, we granted Dr. Daniels an option to purchase up to 1,250 shares of our common stock. The option vested with respect to one-third of the underlying shares on the one-year anniversary of the grant date, and thereafter will vest in equal monthly installments over a two-year period. Effective January 1, 2023, Dr. Daniels' annual base salary was increased to AUD$511,680.

Melissa Tosca

In connection with Ms. Tosca’s appointment as Executive Vice President of Finance, we entered into an Offer Letter with Ms. Tosca on August 18, 2022 and effective as of September 13, 2022. Pursuant to the offer letter, Ms. Tosca receives an annual base salary of $300,000 and she is entitled to receive a performance bonus with a target of up to 25% of her annual base salary for the applicable fiscal year. Additionally, the Company granted Ms. Tosca an option to purchase up to 7,500 shares of the Company’s common stock. The option will vest with respect to one-third of the underlying shares on the one-year anniversary of the grant date, and thereafter will vest in equal monthly installments over a two-year period. Effective January 1, 2023, Ms. Tosca's annual base salary was increased to $304,479.

Stephen From
In connection with Mr. From’s appointment as Executive Chairman, on January 29, 2021, we entered into a Fourth Amended and Restated Employment Agreement with Mr. From, with a term extending until January 31, 2022 unless earlier terminated in accordance with its terms (the “Fourth A&R Agreement”). Pursuant to the Fourth A&R Agreement, Mr. From received a monthly base salary of $20,000 for the first through sixth months and $17,550 for the sixth through twelfth months. Effective upon Mr. From’s termination of employment on January 31, 2022, Mr. From became eligible to receive (i) monthly payments of $33,333.33 for eighteen months following the termination date, (ii) a lump sum cash payment of $300,000 payable on date of the last monthly payment under clause (i), (iii) 18 months of COBRA subsidy payments, and (iv) 18 months of accelerated vesting of stock options and/or restricted stock awards that are unvested at the time of termination.

Sarah Romano
On March 23, 2020, we entered into an Employment Agreement with Ms. Romano that superseded her offer letter. Pursuant to that agreement, Ms. Romano received an annual base salary of $275,000 and was entitled to receive a bonus with an annual target of up to 30% of her annual base salary. The agreement also provided that upon termination of Ms. Romano by us without Cause or by Ms. Romano for Good Reason (as such terms are defined in the agreement), Ms. Romano would be eligible to receive (i) six months of salary continuation payments, (ii) an amount equal to 0.5 multiplied by the maximum performance bonus that she would have been eligible to receive in the year of termination, assuming achievement of all applicable performance metrics at target level, (iii) six months of COBRA subsidy payments, and (iv) six months of accelerated vesting of stock options and/or restricted stock awards that are unvested at the time of termination. Ms. Romano resigned as our Chief Financial Officer effective as of February 25, 2022.

Change of Control
Each of our named executive officers is eligible to receive certain benefits in the event of a change in control or if his or her employment is terminated under certain circumstances, as described under “Potential Payments Upon Termination or Change in Control” below.

Equity Compensation
We grant stock options and restricted shares to our named executive officers as the long-term incentive component of our compensation program. Stock options allow employees to purchase shares of our Common Stock at a price per share equal to the fair market value of our Common Stock on the date of grant and may or may not be intended to qualify as “incentive stock options” for United States federal income tax purposes. Generally, one third of the equity awards we grant vest on the first year anniversary, with the remainder vesting in equal monthly installments over 24 months, subject to the employee’s continued employment with us on the vesting date and our board of directors has discretion to provide that granted options will vest on an accelerated basis if a change of control of our company occurs, either at the time such award is granted or afterward.

Potential Payments Upon Termination or Change in Control

Brian M. Strem, Ph.D.

Pursuant to his employment agreement, if we terminate the employment of Dr. Strem without Cause or if he resigns for Good Reason, then he would be eligible to receive:
•continued payment of base salary for 3 months, which period will be extended to 6 months if the termination date is between 18 and 36 months following his start date and will be extended to 12 months if the termination date is on or after the 36-month anniversary of his start date or if termination occurs following a Change of Control (as such term is defined in his agreement);
•a lump-sum cash payment, payable no later than the last installment of his severance, equal to 0.25 multiplied by the maximum performance bonus that he would have been eligible to receive in the year of termination, which multiple will be increased to 0.5 if the termination date is between 18 and 36 months following his start date and will be increased to 1.0 if the termination date is on or after the 36-month anniversary of his start date or if termination occurs following a Change of Control;
•payment by us of monthly premiums under COBRA for up to 3 months following termination, which period will be extended to 6 months if the termination date is between 18 and 36 months following his start date and will be extended to 12 months if the termination date is on or after the 36- month anniversary of his start date or if termination occurs following a Change of Control of us; and
•3 months of accelerated vesting of stock options and/or restricted stock awards that are unvested at the time of termination, which period will be extended to 6 months if the termination date is between 18 and 36 months following his start date and will be extended to 12 months if the termination date is on or after the 36-month anniversary of his start date.
“Cause” means (i) a willful failure to perform duties, (ii) a willful failure to comply with a valid directive of the board, (iii) engagement in dishonesty, illegal conduct, or misconduct that is materially injurious to us, (iv) embezzlement, misappropriation or fraud, (v) conviction or plea to a crime that constitutes a felony or misdemeanor involving moral turpitude, (vi) material violation of our written policies or code of conduct, or (vii) material breach of a material obligation under the employment agreement or other written agreement with us.
“Good Reason” means a resignation after one of the following conditions has come into existence without the officer’s consent: (i) a material reduction in duties, authority or responsibility; (ii) a material reduction in annual base salary; or (iii) a material breach by us of his employment agreement.
Upon a Change in Control, as defined in Dr. Strem’s employment agreement, all of Dr. Strem’s outstanding unvested stock options and/or restricted stock awards would have become fully vested and immediately exercisable.

Eric J. Daniels, MD, MBA

Pursuant to his employment agreement, if we terminate the employment of Dr. Daniels’ without Cause or he resigns for Good Reason (as such terms are defined in his employment agreement), then Dr. Daniels will be eligible to receive:

•continued payment of base salary for 3 months, which period will be extended to 6 months if the termination date is on or after the 18-month anniversary of the Effective Date or if termination occurs following a Change of Control (as such term is defined in his employment agreement);

•a lump-sum cash payment, payable no later than the last installment of his severance, equal to 0.25 multiplied by the maximum performance bonus that he would have been eligible to receive in the year of termination, which multiple will be increased to 0.5 if the termination date is on or after the 18-month anniversary of the relevant effective date or if termination occurs following a Change of Control; and

•continued coverage under a private health and dental insurance plan for up to 3 months following termination, which period will be extended to 6 months if the termination date is on or after the 18-month anniversary of the relevant effective date or if termination occurs following a Change of Control.

Additionally, if we terminate Dr. Daniels’ employment without Cause or he resigns for Good Reason, then that portion of his then unvested stock options and restricted stock awards that would have otherwise become vested over the 3 month period following termination will become fully vested and immediately exercisable on the date of such termination, which period will be extended to 6 months if the termination date is on or after the 18-month anniversary of the relevant effective date. In the event that a Change of Control occurs, all of Dr. Daniels’ unvested stock options and restricted stock awards will become fully vested and immediately exercisable.

“Cause” means (i) willful failure to perform his duties, (ii) willful failure to comply with any valid directive of the board of directors, (iii) engagement in dishonesty, illegal conduct, or serious misconduct, (iv) embezzlement, misappropriation, or fraud (v) conviction or plea of guilty or nolo contendere to a crime that constitutes a felony (or state law equivalent) or a crime that constitutes a misdemeanor involving moral turpitude, (vi) material violation of the employer’s written policies or codes of conduct, or (vii) material breach of any material obligation under the employment agreement, the confidentiality agreement or any other written agreement.

“Good Reason” means a resignation after one of the following conditions has come into existence without the officer’s consent: (i) a material reduction in duties, authority or responsibility; (ii) a material reduction in annual base salary; or (iii) a material breach by us of his employment agreement.

Melissa Tosca

Pursuant to her offer letter, Ms. Tosca is not entitled to any additional consideration in the event of her termination.

Stephen From

Pursuant to his employment agreement, upon the termination Mr. From’s employment on January 31, 2022, he became entitled to receive monthly payments of $33,333.33 for 18 months following the termination date. Additionally, Mr. From became eligible to receive:
•a lump sum cash payment of $300,000 payable on date of the last monthly payment described above;
•payment by us of the monthly premiums under COBRA for Mr. From for up to 18 months following the termination; and
•18 months of accelerated vesting of stock options and/or restricted stock awards that are unvested at the time of termination.

Sarah Romano
Pursuant to her employment agreement, if we had terminated the employment of Ms. Romano without Cause or if she had resigned for Good Reason, then she would have been eligible to receive:
•continued payment of base salary for six months;
•a lump-sum cash payment equal to 0.5 multiplied by the maximum performance bonus that she would have been eligible to receive in the year of termination, assuming achievement of all applicable performance metrics at target level;
•payment by us of the monthly premiums under COBRA for Ms. Romano for up to six months following the termination; and
•six months of accelerated vesting of stock options and/or restricted stock awards that are unvested at the time of termination.
“Cause” means the officer’s unlawful or dishonest conduct, or a breach of any of her obligations made under her employment agreement, including, but to limited to, the confidentiality provisions thereof.
“Good Reason” means a resignation after one of the following conditions has come into existence without the officer’s consent: (i) a material reduction in duties, authority or responsibility; (ii) a material reduction in annual base salary; (iii) a relocation of principal place of employment that increases her one- way commute by more than 50 miles; or (iv) a material breach by us of her employment agreement.
Upon a Change in Control, as defined in Ms. Romano’s employment agreement, all of Ms. Romano’s outstanding unvested stock options and/or restricted stock awards would have become fully vested and immediately exercisable.
Ms. Romano resigned as our Chief Financial Officer without Good Reason effective February 25, 2022.

Change in Control Severance Plan
On November 27, 2017, we adopted a Change in Control Severance Plan, which we amended and restated on November 26, 2019 (as amended and restated, the “Change in Control Severance Plan”). The Change in Control Severance Plan provides us with assurance that we will have the continued

dedication of, and the availability of objective advice and counsel from, executives and other employees and promotes certainty and minimize potential disruption for our employees in the event we are faced with or undergo a change in control. All of our full-time employees are participants in the Change in Control Severance Plan, with the exception of Dr. Strem. Under the Change in Control Severance Plan, upon a termination of employment without Cause by us or for Good Reason by the employee (as such terms are defined in the Change in Control Severance Plan), in either case during the period starting on the date when the definitive agreement for a Change in Control (as defined in the Change in Control Severance Plan) is executed and ending on the six-month anniversary following the consummation of such Change in Control transaction, subject to the execution of a release of claims, our full-time employees (other than Dr. Strem) would be entitled to the following compensation and benefits:
•a lump sum severance payment equal to three weeks of such employee’s then-effective base salary rate for each year of service completed by the employee, subject to the following minimum and maximum amounts:
•for all participants that are executive officers or have the title of vice president or higher, a minimum amount equal to 26 weeks of base salary and a maximum amount equal to 52 weeks of base salary, and
•for all other participants, a minimum amount equal to eight weeks of base salary and a maximum amount equal to 26 weeks of base salary;
•a lump sum payment of the employee’s prorated annual incentive award for the year of termination, determined assuming achievement of target performance;
•the payment of any annual incentive that has been earned but not yet paid in respect of any performance period that has concluded as of the executive officer’s termination of employment; and
•payment of health insurance premiums under COBRA for six months following the date of termination, provided that all such premium payments will cease if the executive officer becomes entitled to receive health insurance coverage under another employer-provided plan.
In the event that any payments under the plan are subject to Section 280G of the Internal Revenue Code, such payments will be reduced, unless not reducing the amount would result in an after-tax benefit to the employee of at least 5% greater than the reduced amount. The Change in Control Severance Plan does not provide excise tax gross-ups on payments to participants.

Employee Benefits and Perquisites
Our named executive officers are eligible to participate in our health and welfare plans to the same extent as all full-time employees.

Outstanding Equity Awards at 2022 Fiscal Year-End
The following table shows certain information regarding outstanding equity awards held by our named executive officers as of December 31, 2022.
Generally, one-third of the options and shares of restricted stock granted to our named executive officers vest on the one-year anniversary of grant, with the remaining options or shares, as applicable, vesting monthly for two years thereafter, subject to our repurchase right in the event that the executive’s service terminates before vesting in such shares. For information regarding the vesting acceleration provisions applicable to the options held by our named executive officers, please see “Employment Agreements”
above.

Option Awards

Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Vested	Number of Securities Underlying Unexercised Options (#) Unvested[7]	Option Exercise Price ($)	Option Expiration Date
Brian M Strem, Ph.D.	26-Jul-21	1,174	1,326	124.80	27-Jul-31
	1-Feb-22	—	1,876	30.62	1-Feb-32
	21-Oct-22	—	18,750	6.78	21-Oct-32
Eric J. Daniels, MD, MBA	21-Oct-21	481	769	79.60	21-Oct-31
	1-Feb-22	—	625	30.62	1-Feb-32
	21-Oct-22	—	15,000	6.78	21-Oct-32
Melissa Tosca, CPA[8]	21-Oct-22	—	5,000	6.78	21-Oct-32
All option awards were granted under our 2005 Equity Incentive Plan, or the 2005 Plan, and our 2014 Equity Incentive Plan, or the 2014 Plan.

Restricted Stock Awards

Name	Grant Date	Number of Shares of Units That Have Not Vested (#)[9]	Market Value of Shares or Units of Stock That Have Not Vested ($)[10]	Equity Incentive Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Brian M Strem, Ph.D.	21-Oct-22	12,500	42,875	—	—

Eric J. Daniels, MD, MBA	21-Oct-22	10,000	34,300	—	—

Melissa Tosca, CPA	21-Oct-22	2,500	8,575	—	—

All restricted share awards were granted under the 2014 Plan.

7 One-third of these options vest on the one-year anniversary of the grant date, with the remainder vesting in equal monthly installments over the remaining two years, subject to continued service through each applicable vesting date.
8 Ms. Tosca was appointed as Executive Vice President of Finance as of September 13, 2022.
9 One-third of these restricted shares vest on each of the one-year, two-year and three-year anniversaries of the grant date, subject to continued service through each applicable vesting date.
10 Based on a closing price of $3.43 as of December 30, 2022.

Limitations of Liability and Indemnification Matters
Our restated certificate of incorporation and our amended and restated bylaws provide that we will indemnify our directors and officers to the fullest extent permitted by the Delaware General Corporation Law, which prohibits our restated certificate of incorporation from limiting the liability of our directors for the following:
•any breach of the director’s duty of loyalty to us or our stockholders;
•acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;
•unlawful payment of dividends or unlawful stock repurchases or redemptions; or
•any transaction from which the director derived an improper personal benefit.
Our restated certificate of incorporation and our amended and restated bylaws also provide that if Delaware law is amended to authorize corporate action further eliminating or limiting the personal liability of a director, then the liability of our directors will be eliminated or limited to the fullest extent permitted by Delaware law, as so amended. This limitation of liability does not apply to liabilities arising under the federal securities laws and does not affect the availability of equitable remedies such as injunctive relief or rescission.
Our restated certificate of incorporation and our amended and restated bylaws also provide that we shall have the power to indemnify our employees and agents to the fullest extent permitted by law. Our amended and restated bylaws also permit us to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in this capacity, regardless of whether our amended and restated bylaws would permit indemnification. We have obtained directors’ and officers’ liability insurance.
We entered into separate indemnification agreements with our directors and executive officers, in addition to indemnification provided for in our restated certificate of incorporation and amended and restated bylaws. These agreements, among other things, provide for indemnification of our directors and executive officers for certain expenses, judgments, fines and settlement amounts, among others, incurred by such person in any action or proceeding arising out of such person’s services as a director or executive officer in any capacity with respect to any employee benefit plan or as a director, partner, trustee or agent of another entity at our request. We believe that these provisions in our restated certificate of incorporation and amended and restated bylaws and indemnification agreements are necessary to attract and retain qualified persons as directors and executive officers.
The above description of the indemnification provisions of our restated certificate of incorporation, our amended and restated bylaws and our indemnification agreements is not complete and is qualified in its entirety by reference to these documents.
The limitation of liability and indemnification provisions in our restated certificate of incorporation and amended and restated bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against directors and officers, even though an action, if successful, might benefit us and our stockholders. A stockholder’s investment may be harmed to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions. Insofar as indemnification for liabilities under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. There is no pending litigation or proceeding naming any of our directors or officers as to which indemnification is being sought, nor are we aware of any pending or threatened litigation that may result in claims for indemnification by any director or officer.

PAY VERSUS PERFORMANCE
We are providing the following information about the relationship between executive compensation actually paid and certain financial performance of our company as required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(v) of Regulation S-K.

Year	Summary Compensation Table Total for first Principal Executive Officer (“PEO”)	Summary Compensation Table Total for second PEO	Summary Compensation Table Total for third PEO	Compensation Actually Paid to first PEO	Compensation Actually Paid to second PEO	Compensation Actually Paid to third PEO	Average Summary Compensation Table Total for Non-PEO Named Executive Officers (“NEOs”)	Average Compensation Actually Paid to Non-PEO NEOs	Value of Initial Fixed $100 Investment Based On Total Shareholder Return (“TSR”)	Net Loss (thousands)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)
2022	$—	$381,852	$714,182	$—	$335,670	$562,515	$425,341	$318,452	$(69)	$(13,584)
2021	$581,457	$463,022	$443,981	$425,865	$324,752	$284,906	$334,156	$229,213	$(94)	$(13,771)

(1)The dollar amounts reported in columns (b), (c) and (d) are the amounts of total compensation reported for Franz Obermayr, Ph.D., our former Acting Chief Executive Officer between February 1, 2021 and July 23, 2021 (shown as first PEO), Mr. From, our former Chief Executive Officer until January 31, 2021 and Executive Chairman from February 1, 2021 through January 31, 2022 (shown as second PEO), and Dr. Strem, our President and Chief Executive Officer from July 24, 2021 to present (shown as third PEO), for each corresponding year in the “Total” column of the Summary Compensation Table. Refer to “Executive Compensation—Summary Compensation Table”. For Dr. Obermayr's compensation with respect to the fiscal year ended December 31, 2021, refer to "Executive Compensation—Summary Compensation Table" from our definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on August 15, 2022, which is incorporated herein by reference.

(2)The dollar amounts reported in columns (e), (f) and (g) represent the amount of “compensation actually paid” to Dr. Obermayr (shown as first PEO), Mr From (shown as second PEO) and Dr. Strem (shown as third PEO), as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual amount of compensation earned by or paid to Dr. Obermayr, Mr. From or Dr. Strem during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to Dr. Obermayr, Mr. From and Dr. Strem’s total compensation for each year to determine the compensation actually paid:

Year	Reported Summary Compensation Table Total for first PEO ($)	Exclusion of Equity Awards Reported in Summary Compensation Table (a) ($)	Equity Award Adjustments (b) ($)	Compensation Actually Paid to first PEO ($)
2022	$—	$—	$—	$—
2021	$581,457	$(172,500)	$16,908	$425,865

Year	Reported Summary Compensation Table Total for second PEO ($)	Exclusion of Equity Awards Reported in Summary Compensation Table (a) ($)	Equity Award Adjustments (b) ($)	Compensation Actually Paid to second PEO ($)
2022	$381,852	$—	$(46,182)	$335,670
2021	$463,022	$(57,730)	$(80,540)	$324,752

Year	Reported Summary Compensation Table Total for third PEO ($)	Exclusion of Equity Awards Reported in Summary Compensation Table (a) ($)	Equity Award Adjustments (b) ($)	Compensation Actually Paid to third PEO ($)
2022	$714,182	$(249,250)	$97,583	$562,515
2021	$443,981	$(274,750)	$115,675	$284,906

(a)The grant date fair value of equity awards represents the sum of the totals of the amounts reported in the “Stock Awards” and “Option Awards” columns in the Summary Compensation Table for the applicable year.

(b)The equity award adjustments for each applicable year include the addition (or subtraction, as applicable) of the following: (i) the year-end fair value of any equity awards granted in the applicable year that are outstanding and unvested as of the end of the year; (ii) the amount of change as of the end of the applicable year (from the end of the prior fiscal year) in fair value of any awards granted in prior years that are outstanding and unvested as of the end of the applicable year; (iii) for awards that are granted and vest in same applicable year, the fair value as of the vesting date; (iv) for awards granted in prior years that vest in the applicable year, the amount equal to the change as of the vesting date (from the end of the prior fiscal year) in fair value; (v) for awards granted in prior years that are determined to fail to meet the applicable vesting conditions during the applicable year, a deduction for the amount equal to the fair value at the end of the prior fiscal year; and (vi) the dollar value of any dividends or other earnings paid on stock or option awards in the applicable year prior to the vesting date that are not otherwise reflected in the fair value of such award or included in any other component of total compensation for the applicable year. The amounts deducted or added in calculating the equity award adjustments are as follows:

Year	Year End Fair Value of Outstanding and Unvested Equity Awards Granted in the Year for first PEO ($)	Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards Granted in Prior Years for first PEO ($)	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year for first PEO ($)	Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year for first PEO ($)	Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year for first PEO ($)	Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation for first PEO ($)	Total Equity Award Adjustments for first PEO ($)
2022	$—	$—	$—	$—	$—	$—	$—
2021	$16,908	$—	$—	$—	$—	$—	$16,908

Year	Year End Fair Value of Outstanding and Unvested Equity Awards Granted in the Year for second PEO ($)	Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards Granted in Prior Years for second PEO ($)	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year for second PEO ($)	Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year for second PEO ($)	Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year for second PEO ($)	Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation for second PEO ($)	Total Equity Award Adjustments for second PEO ($)
2022	$—	$(16,160)	$—	$(30,022)	$—	$—	$(46,182)
2021	$9,711	$(31,914)	$—	$(58,337)	$—	$—	$(80,540)

Year	Year End Fair Value of Outstanding and Unvested Equity Awards Granted in the Year for third PEO ($)	Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards Granted in Prior Years for third PEO ($)	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year for third PEO ($)	Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year for third PEO ($)	Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year for third PEO ($)	Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation for third PEO ($)	Total Equity Award Adjustments for third PEO ($)
2022	$94,383	$1,697	$—	$1,503	$—	$—	$97,583
2021	$115,675	$—	$—	$—	$—	$—	$115,675

(3)The dollar amounts reported in column (h) represent the average of the amounts reported for our company’s named executive officers as a group (excluding the PEO's) in the “Total” column of the Summary Compensation Table in each applicable year.

(4)The dollar amounts reported in column (i) represent the average amount of “compensation actually paid” to the named executive officers as a group (excluding the PEO's), as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual average amount of compensation earned by or paid to the named executive officers as a group (excluding the PEO's) during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to average total compensation for the named executive officers as a group (excluding the PEO's) for each year to determine the compensation actually paid, using the same methodology described above in Note (2):

Year	Average Reported Summary Compensation Table Total for Non-PEO NEOs ($)	Exclusion of Average Reported Value of Equity Awards Reported in the Summary Compensation Table for Non-PEO NEOs ($)	Average Equity Award Adjustments for Non-PEO NEOs (a) ($)	Average Compensation Actually Paid to Non-PEO NEOs ($)
2022	$425,341	$(128,331)	$21,442	$318,452
2021	$334,156	$(130,215)	$25,272	$229,213

(a)The amounts deducted or added in calculating the total average equity award adjustments are as follows:

Year	Average Year End Fair Value of Outstanding and Unvested Equity Awards Granted in the Year ($)	Year over Year Average Change in Fair Value of Outstanding and Unvested Equity Awards Granted in Prior Years ($)	Average Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year ($)	Year over Year Average Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year ($)	Average Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year ($)	Average Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation ($)	Total Average Equity Award Adjustments ($)
2022	$32,665	$(6,004)	$—	$(5,219)	$—	$—	$21,442
2021	$45,572	$(5,693)	$—	$(14,607)	$—	$—	$25,272

(5)Cumulative TSR reported in column (j) is calculated by dividing the sum of the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and the difference between our company’s share price at the end and the beginning of the measurement period by our company’s share price at the beginning of the measurement period. No dividends were paid on stock or option awards in 2021 or 2022.

(6)The dollar amounts reported in column (k) represent the amount of net loss reflected in our consolidated audited financial statements for the applicable year.

Analysis of the Information Presented in the Pay versus Performance Table
We generally seek to incentivize long-term performance, and therefore do not specifically align our performance measures with “compensation actually paid” (as computed in accordance with Item 402(v) of Regulation S-K) for a particular year. In accordance with Item 402(v) of Regulation S-K, we are providing the following descriptions of the relationships between information presented in the Pay Versus Performance table.

Compensation Actually Paid and Net Income (Loss)
Our company has not historically looked to net income (loss) as a performance measure for our executive compensation program. Our net loss was approximately $(13.8) million in 2021 and approximately $(13.6) million in 2022.

Compensation Actually Paid and Cumulative TSR
As shown in the following graph, the compensation actually paid to the PEOs and the average amount of compensation actually paid to our non-PEO NEOs as a group (excluding the PEOs) during the periods presented do not have significant correlation given that a significant portion of their compensation is in the form of long-term equity awards. However, equity awards values are significantly impacted by changes in our stock price each period. These equity awards strongly align our executive officers’ interests with those of our stockholders by providing a continuing financial incentive to maximize long-term value for our stockholders and by encouraging our executive officers to continue in our employment for the long-term.

Compensation Actually Paid and Cummulative TSR
-64
-72
-80
-88
-96
TSR
$600,000
$450,000
$300,000
$150,000
$—
Compensation
12/31/21
12/31/22
First PEO
Second PEO
Third PEO
Average Non-PEO NEO's
Investment Value

All information provided above under the “Pay Versus Performance” heading will not be deemed to be incorporated by reference in any filing of our company under the Securities Act of 1933, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing

REPORT OF THE COMPENSATION COMMITTEE
Under rules of the Securities and Exchange Commission, as a Smaller Reporting Company, we are not required to provide a report of the Compensation Committee.

DIRECTOR COMPENSATION
We use a combination of cash and stock-based incentive compensation to attract and retain qualified candidates to serve on our board of directors. In setting director compensation, the board of directors and the compensation committee consider the significant amount of time that directors expend in fulfilling their duties to the Company as well as the skill-level required by the Company of members of the board of directors. Brian M. Strem, Ph.D., our President and Chief Executive Officer, receives no compensation for his service as a director, and Stephen From, our former Executive Chairman, received no compensation for his service as a director.
Each independent member of our board of directors who is not our employee is entitled to receive the following cash compensation for board services, as applicable:
•$40,000 per year for service as a board member;
•$60,000 per year for service as non-executive chairman or lead independent director of the board of directors;
•$15,000 per year for service as chairman of the audit committee;
•$15,000 per year for service as chairman of the compensation committee;
•$7,500 per year for service as chairman of the nominating and corporate governance committee;
•$10,000 per year for service as non-chairman member of the audit committee;
•$7,500 per year for service as non-chairman member of the compensation committee; and
•$5,000 per year for service as non-chairman member of the nominating and corporate governance committee.
The amounts listed above will be reduced proportionally to the extent that a director attends, either telephonically or in person, fewer than 75% of the meetings of the board or committees on which such director serves, as applicable.
Each new independent non-employee member of our board of directors that is elected to our board of directors will receive a grant of non-statutory stock options under the 2014 Equity Incentive Plan. Such option will be granted following his or her initial election to the board of directors and will be a non- statutory stock option to purchase shares of Common Stock with an exercise price equal to the fair market value of our Common Stock on the grant date. These initial option grants will vest with respect to one-third (1/3) of the underlying shares on the first anniversary of the applicable grant date and ratably in monthly installments over the following 24 months. For purposes of our director grant program, an independent non- employee director is a director who is not employed by us and who does not receive compensation from us (excluding the non-employee director compensation described above) or have a business relationship with us that would require disclosure under certain Securities and Exchange Commission rules, and who has been determined to be independent under applicable Nasdaq rules by our board of directors.
In addition, each non-employee director is eligible to receive an annual non-statutory stock option to purchase 8,000 shares of our Common Stock with an exercise price equal to the fair market value of our Common Stock on the grant date. Automatic annual grants vest in full on the one-year anniversary of the grant date.
All options granted to the non-employee directors as described above will have a maximum term of ten years.
We also reimburse our non-employee directors for their reasonable out-of-pocket expenses incurred in attending board of directors and committee meetings.

Director Compensation Table
The following table presents the compensation provided by us to the non-employee directors who served during the fiscal year ended December 31, 2022.

Name[11,12,13]	Fees earned or paid in cash	Option awards	Total
Paul Chaney	$75,000	$3,408	$78,408
Kenneth Gayron	$62,500	$3,408	$65,908
David Hollander, MBA, MD	$47,500	$6,150	$53,650
Aron Shapiro	$47,292	$3,408	$50,700
Praveen Tyle, Ph.D	$65,000	$3,408	$68,408
Erin Parsons[14]	$52,500	$6,134	$58,634
11 Brian M. Strem, Ph.D., our President and Chief Executive Officer, is not included in this table as Dr. Strem is our employee, and thus received no compensation for his service as directors. The compensation received by Dr. Strem as an employee of the Company is shown in the Summary Compensation Table earlier in this proxy statement.
12 Based on the aggregate grant date fair value computed awards in accordance with the provisions of FASB ASC 718, “Compensation — Stock Compensation” excluding the impact of estimated forfeitures. Assumptions used in the calculation of this amount are summarized in Item 7, “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Critical Accounting Policies and Significant Judgments and Estimates” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022.
13 The aggregate number of option awards outstanding at our 2022 fiscal year end and held by the non-employee directors as of that date were as follows: 475 for Mr. Chaney, 225 for Mr. Gayron, 225 for Dr. Hollander, 225 for Mr. Shapiro, 466 for Dr. Tyle and 225 for Ms. Parsons.
14 Ms. Parsons was appointed to the board of directors effective January 31, 2022.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information with respect to the beneficial ownership of our Common Stock as of April 24, 2023, by:
•each of our named executive officers;
•each of our directors and director nominees;
•all of our directors and executive officers as a group; and
•each person or group of affiliated persons known by us to beneficially own more than 5% of our Common Stock.
Beneficial ownership is determined in accordance with the rules and regulations of the SEC. In general, a person is deemed to be the beneficial owner of (i) any shares of our Common Stock over which such person has sole or shared voting power or investment power, plus (ii) any shares which such person has the right to acquire beneficial ownership of within 60 days of April 24, 2023, whether through the exercise of options, warrants or otherwise.

	Common Stock Beneficially Owned
Name of Beneficial Owner	Shares	Percent (2)
5% or Greater Stockholders
Intracoastal Capital LLC(3)	172,771	8.1%
245 Palm Trail, Delray Beach, FL 33483
Lincoln Park Capital Fund, LLC(4)	213,048	9.99%
440 North Wells, Suite 410, Chicago IL 60654
Lind Global Fund II LP(5)	153,070	7.1%
444 Madison Ave, Floor 41, New York, NY 10022

Named Executive Officers, Directors and Nominees (1)
Brian M. Strem, Ph.D.(6)	31,213	1.5%
Eric Daniels, MD, MBA(7)	26,810	1.3%
Melissa Tosca(8)	7,400	*
Paul Chaney(9)	627	*
Kenneth Gayron(10)	197	*
David Hollander, MD, MBA(11)	169	*
Erin Parsons(12)	169	*
Aron Shapiro(13)	197	*
Praveen Tyle, Ph.D.(14)	569	*
All current executive officers, directors and nominees as a group (total 9 persons)(15)	67,351	3.3%

*    Represents beneficial ownership of less than one percent (1%) of our outstanding Common Stock.
(1)Unless otherwise indicated, the address of each beneficial owner listed below is c/o Kiora Pharmaceuticals, Inc., 332 Encinitas Boulevard, Suite 102, Encinitas, CA 92024.
(2)Based on 2,024,270 shares of Common Stock outstanding on April 24, 2023, together with the applicable options and warrants for each stockholder that are exercisable within 60 days.
(3)This information is based in part upon a amended Schedule 13G filed jointly by Intracoastal Capital, LLC, Mitchell P. Kopin and Daniel B. Asher with Securities and Exchange Commission on February 8, 2023. The principal business address for Mr. Asher as set forth in such filing is 111 W. Jackson Boulevard, Suite 2000, Chicago, IL 60604. The principal business address for

Intracoastal Capital, LLC (“Intracoastal”) and Mr. Kopin is set forth in the table above. Ownership consists of (i) 54,996 shares of Common Stock held by Intracoastal, (ii) 667 shares of Common Stock issuable upon exercise of a warrant held by Intracoastal, (iii) 10,858 shares of Common Stock issuable upon exercise of a second warrant held by Intracoastal, (iv) 53,125 shares of Common Stock issuable upon exercise of a third warrant held by Intracoastal, and (v) 53,125 shares of Common Stock issuable upon exercise of a fourth warrant held by Intracoastal.
(4)This information is based on a holdings confirmation provided by Lincoln Park Capital, LLC. Consists of (i) 104,698 shares of Common Stock, and (iii) warrants to purchase 349,346 shares of Common Stock, subject to a 9.99% beneficial ownership limitation on the exercise of warrants. The amount of shares reported as being beneficially owned by Lincoln Park Capital, LLC gives effect to the 9.99% beneficial ownership limitation.
(5)This information is based in part upon an amended Schedule 13G filed jointly by Lind Global Fund II LP, Lind Global Partners II LLC, and Jeff Easton, with Securities and Exchange Commission on February 13, 2023. Consists of (i) 17,485 shares of Common Stock and (ii) warrants to purchase 135,585 shares of Common Stock.
(6)Consists of 28,783 shares held and 2,430 shares issuable pursuant to stock options exercisable within 60 days of April 24, 2023.
(7)Consists of 25,838 shares held and 972 shares issuable pursuant to stock options exercisable within 60 days of April 24, 2023.
(8)Consists of 7,400 shares held.
(9)Consists of 152 shares held and 475 shares issuable pursuant to stock options exercisable within 60 days of April 24, 2023.
(10)Consists of 197 shares issuable pursuant to stock options exercisable within 60 days of April 24, 2023.
(11)Consists of 169 shares issuable pursuant to stock options exercisable within 60 days of April 24, 2023.
(12)Consists of 169 shares issuable pursuant to stock options exercisable within 60 days of April 24, 2023.
(13)Consists of 197 shares issuable pursuant to stock options exercisable within 60 days of April 24, 2023.
(14)Consists of 103 shares held and 466 shares issuable pursuant to stock options exercisable within 60 days of April 24, 2023.
(15)Consists of (i) 62,276 shares held and (ii) 5,075 shares issuable pursuant to stock options exercisable within 60 days of April 24, 2023.

EQUITY COMPENSATION PLAN INFORMATION
The following table sets forth information as of December 31, 2022 concerning the number of shares of Common Stock issuable under our existing equity compensation plans.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Restricted Stock Units, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants, and Rights	Number of Securities Remaining Available For Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders[15]	298,848	$17.01	11,175
Equity compensation plans not approved by security holders	—	—	—
Total	298,848	$17.01	11,175

15 Consists of our 2014 Plan and our 2005 Plan.

TRANSACTIONS WITH RELATED PERSONS
The following is a description of transactions since January 1, 2022 to which we have been a party, in which the amount involved exceeded or will exceed the lesser of $187,000 or 1% of the average of our total assets at the end of our last two completed fiscal years, and in which any of our directors, executive officers or beneficial owners of more than 5% of our Common Stock, or an affiliate or immediate family member thereof, had or will have a direct or indirect material interest, other than compensation, termination and change-in-control arrangements, which are described under “Executive Compensation.” We also describe below certain other transactions with our directors, executive officers and stockholders.

Services Agreements
In September 2022, we entered into a services agreement and supplemental statement of work with Ora Clinical Research Pty Ltd. ("Ora"), to provide various clinical study services for KIO-301 which are estimated to total approximately $0.3 million. One of the Company's directors, Aron Shapiro, is an executive at Ora. The initial term of the agreement is for three years, expiring on the later of September 23, 2025 or the completion of all services under the last statement of work executed by the parties prior to the third anniversary. The Company incurred expenses of $0.1 million during the year ended December 31, 2022.

Panoptes Purchase Agreement
In June 2022, in connection with the Company’s acquisition of Panoptes Pharma Ges.m.b.H in December 2020 (“Panoptes Acquisition”), the Company issued an aggregate of 10,087 shares of common stock for $1.8 million in milestone payments to former shareholders of Panoptes, Dr. Franz Obermayr, our former EVP Clinical Operations and former Acting Chief Executive Officer and Dr. Stefan Sperl, our EVP CMC and Operations, which had been held back for a period of eighteen months following the closing of the Panoptes acquisition to satisfy post-closing adjustment and indemnification obligations pursuant to the terms of the Share Purchase Agreement between the Company and the former shareholders of Panoptes.
All of the transactions set forth below were approved by a majority of our board of directors, including a majority of the independent and disinterested members of our board of directors. We believe that we have executed all of the transactions set forth below on terms no less favorable to us than we could have obtained from unaffiliated third parties. It is our intention to ensure that all future transactions between us and our officers, directors and principal stockholders and their affiliates are approved by the audit committee and a majority of the members of our board of directors, including a majority of the independent and disinterested members of our board of directors, and are on terms no less favorable to us than those that we could obtain from unaffiliated third parties.

Indemnification Agreements
We have entered into separate indemnification agreements with our directors and executive officers, in addition to indemnification provided for in our restated certificate of incorporation and amended and restated bylaws. These agreements, among other things, provide for indemnification of our directors and executive officers for certain expenses, judgments, fines and settlement amounts, among others, incurred by such person in any action or proceeding arising out of such person’s services as a director or executive officer in any capacity with respect to any employee benefit plan or as a director, partner, trustee or agent of another entity at our request. We believe that these provisions in our restated certificate of incorporation and amended and restated bylaws and indemnification agreements are necessary to attract and retain qualified persons as directors and executive officers.

EXPENSES OF SOLICITATION
We will pay the entire expense of soliciting proxies for the Annual Meeting. In addition to solicitations by mail, certain of our directors, officers and employees (who will receive no compensation for their services other than their regular compensation) may solicit proxies by telephone, telegram, personal interview, facsimile, e-mail or other means of electronic communication. We have engaged Alliance Advisors, LLC to assist in the solicitation of proxies and provide related advice and information support, for a services fee and the reimbursement of customary disbursements, which are not expected to exceed $40,000 in total. In addition, banks, brokerage houses, custodians, nominees and other fiduciaries have been requested to forward proxy materials to the beneficial owners of shares of Common Stock held of record by them as of the Record Date, and such custodians will be reimbursed for their expenses.

SUBMISSION OF STOCKHOLDER PROPOSALS FOR THE 2023 ANNUAL MEETING
Stockholder proposals intended to be presented at our 2024 annual meeting of stockholders must be received by us on or before December 30, 2023 or, if the date of such 2024 annual meeting of stockholders changes by more than 30 days from the date of this year’s Annual Meeting, a reasonable time before we begin to print and send proxy materials, in order to be considered for inclusion in our proxy statement and form of proxy for that meeting. These proposals must also comply with the rules of the Securities and Exchange Commission governing the form and content of proposals in order to be included in our proxy statement and form of proxy and should be mailed to: Secretary, Kiora Pharmaceuticals, Inc., 332 Encinitas Boulevard, Suite 102, Encinitas, CA 92024.
Our By-laws provide that any stockholder of record wishing to nominate an individual for director or have a stockholder proposal that is not included in our proxy statement considered at an annual meeting must provide written notice of such proposal and appropriate supporting documentation, as set forth in the By-laws, to our Secretary at our principal executive office not less than 45 days or not more than 75 days prior to the first anniversary of the date when we first mailed proxy materials for the preceding year’s annual meeting to stockholders. In the event, however, that the annual meeting is scheduled to be held more than 30 days before the first anniversary of the preceding year’s annual meeting or more than 30 days after such anniversary date, notice must be delivered not later than the later of (i) 10 days following the date of public announcement of the date of such meeting or (ii) 90 days prior to the date of such meeting. Proxies solicited by the board of directors will confer discretionary voting authority on the proxy holders with respect to these proposals, subject to rules of the Securities and Exchange Commission governing the exercise of this authority. In order for stockholders to give timely notice of nominations for directors for inclusion on a universal proxy card in connection with the 2024 annual meeting, notice must be submitted by the same deadline as discussed above under the advance notice provision of our By-laws and must include the information in the notice required by our By-laws and by Rule 14a-19(b)(2) under the Securities Exchange Act of 1934, as amended.

SUBMISSION OF SECURITYHOLDER RECOMMENDATIONS FOR DIRECTOR CANDIDATES
Our nominating and corporate governance committee identifies, evaluates and recommends director candidates to our board of directors for nomination. The process followed by the nominating and corporate governance committee to identify and evaluate director candidates includes requests to current directors and others for recommendations, meetings to evaluate potential candidates and interviews of selected candidates. The Company does not pay any fees to third parties to identify or evaluate potential nominees.
Our nominating and corporate governance committee will evaluate all such proposed director candidates, including those recommended by security holders in compliance with the procedures established by our nominating and corporate governance committee, in the same manner, with no regard to the source of the initial recommendation of such proposed director candidate. When considering a potential candidate for membership on the board of directors, our nominating and corporate governance committee may consider, in addition to the minimum qualifications and other criteria for board membership approved by the board of directors, all facts and circumstances that the nominating and corporate governance committee deems appropriate or advisable, including, among other things, the skills of the proposed director candidate, his or her availability, depth and breadth of business experience or other background characteristics, his or her independence and the needs of the board of directors. At a minimum, each nominee must have high personal and professional integrity, have demonstrated ability and judgment, and be effective, in conjunction with the other directors and nominees, in collectively serving the long-term interests of the stockholders. In addition, the nominating and corporate governance committee will recommend that the board select persons for nomination to help ensure that a majority of the board shall be “independent” in accordance with Nasdaq rules and each of its audit, compensation and nominating and corporate governance committees shall be comprised entirely of independent directors; provided, however, in accordance with Nasdaq rules, under exceptional and limited circumstances, if a committee has at least three members, the board may appoint one individual to such committee who does not satisfy the independence standards. The nominating and corporate governance committee may consider whether the nominee, if elected, assists in achieving a mix of board members that represents a diversity of background and experience. The nominating and corporate governance committee also may consider whether the nominee has direct experience in the biotechnology, pharmaceutical and/or life sciences industries or in the markets in which the Company operates.
All security holder recommendations for director candidates must be submitted in writing to our Secretary at Kiora Pharmaceuticals, Inc., 332 Encinitas Boulevard, Suite 102, Encinitas, CA 92024, who will forward all recommendations to the nominating and corporate governance committee. All security holder recommendations for director candidates must be submitted to us not less than 120 calendar days prior to the anniversary of the date on which our proxy statement was released to security holders in connection with the previous year’s annual meeting. All security holder recommendations for director candidates must include:
•the name and address of record of the security holder,
•a representation that the security holder is a record holder of our securities, or if the security holder is not a record holder, evidence of ownership in accordance with Rule 14a-8(b)(2) of the Securities Exchange Act of 1934,
•the name, age, business and residential address, educational background, public company directorships, current principal occupation or employment, and principal occupation or employment for the preceding five full fiscal years of the proposed director candidate,
•a description of the qualifications and background of the proposed director candidate which addresses the minimum qualifications and other criteria for board membership approved by the board of directors and set forth in the nominating and corporate governance committee charter,
•a description of all arrangements or understandings between the security holder and the proposed director candidate,

•the consent of the proposed director candidate to be named in the proxy statement, to have all required information regarding such director candidate included in the proxy statement, and to serve as a director if elected, and
•any other information regarding the proposed director candidate that is required to be included in a proxy statement filed pursuant to the rules of the SEC.

STOCKHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS
Stockholders wishing to communicate with the board of directors may do so by sending a written communication to any director at the following address: Kiora Pharmaceuticals, Inc., 332 Encinitas Boulevard, Suite 102, Encinitas, CA 92024. The mailing envelope should contain a notation indicating that the enclosed letter is a “Stockholder-Board Communication”. All such letters should clearly state whether the intended recipients are all members of the board of directors or certain specified individual directors. Our Secretary or his designee will make a copy of any stockholder communication so received and promptly forward it to the director or directors to whom it is addressed.

PROPOSAL 2

NON-BINDING ADVISORY VOTE ON THE COMPENSATION OF NAMED EXECUTIVE OFFICERS
In accordance with Section 14A of the Exchange Act, the board of directors is asking stockholders to approve an advisory (non-binding) resolution on the compensation of our named executive officers. The vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement. The text of the resolution is as follows:
RESOLVED, that the stockholders of Kiora Pharmaceuticals, Inc. approve, on a non-binding, advisory basis, the compensation of the Company’s named executive officers as disclosed in the proxy statement for the Company’s 2023 annual meeting of stockholders pursuant to Item 402 of Regulation S-K, including the Summary Compensation Table and related compensation tables and narrative discussion within the “Executive Compensation” section of the Company’s proxy statement.
We have designed our compensation and benefits program and philosophy to attract, retain and incentivize talented, qualified and committed executive officers that share our philosophy and desire to work toward our goals. We believe that our executive compensation program aligns individual compensation with the short-term and long-term performance of the Company.
The vote regarding the compensation of our named executive officers described in this Proposal No. 2, referred to as a “say-on-pay vote,” is advisory, and is, therefore, not binding on the Company or the board of directors. Although non-binding, the board of directors and the compensation committee value the opinions that stockholders express in their votes and will review the voting results and take them into consideration as they deem appropriate when making future decisions regarding our executive compensation program.

Vote Required
The affirmative vote of a majority of the voting power of the outstanding voting stock present in person or represented by proxy at the Annual Meeting and entitled to vote thereon is required for the approval, on a non-binding advisory basis, of the compensation of our named executive officers as disclosed in this proxy statement.
OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE
NON-BINDING APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT.

PROPOSAL 3

TO RATIFY THE APPOINTMENT OF HASKELL & WHITE LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The audit committee of the board of directors has appointed Haskell & White LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023. The audit committee is responsible for the appointment, retention, termination, compensation and oversight of the work of our independent registered public accounting firm for the purpose of preparing or issuing an audit report or related work. Although ratification of the appointment of our independent registered public accounting firm is not required by our By-laws or otherwise, the board is submitting the appointment of Haskell & White LLP to our stockholders for ratification because we value the views of our stockholders. In the event that our stockholders fail to ratify the appointment of Haskell & White LLP, the audit committee will reconsider the appointment of Haskell & White LLP. Even if the appointment is ratified, the ratification is not binding and the audit committee may in its discretion select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and our stockholders.
A representative of Haskell & White LLP is expected to be present telephonically at the Annual Meeting. He or she will have an opportunity to make a statement, if he or she desires to do so, and will be available to respond to appropriate questions.

Vote Required
The affirmative vote of a majority of the voting power of the outstanding voting stock present in person or represented by proxy at the Annual Meeting and entitled to vote thereon is required for the ratification of the appointment of Haskell & White LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023.
OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF HASKELL & WHITE LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2023. PROPERLY AUTHORIZED PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED “FOR” THE RATIFICATION OF THE APPOINTMENT OF HASKELL & WHITE LLP UNLESS INSTRUCTIONS TO THE CONTRARY ARE GIVEN.

CHANGE IN INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

On March 24, 2023, the Audit Committee of the Company dismissed the Company’s independent registered public accounting firm, EisnerAmper LLP (“EisnerAmper”).

EisnerAmper’s audit report dated March 23, 2023 on the Company’s consolidated financial statements as of and for the years ended December 31, 2022 and 2021, did not contain an adverse opinion or a disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principles, other than the explanatory paragraph regarding the Company’s ability to continue as a going concern.

During the fiscal years ended December 31, 2022 and 2021 and subsequent interim periods through the date of dismissal, there have been no: (i) “disagreements” (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) with EisnerAmper on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of EisnerAmper, would have caused them to make reference thereto in their report on the financial statements or (ii) “reportable events” (as that term is defined in Item 304(a)(1)(v) of Regulation S-K), except that EisnerAmper concurred with the Company’s assessment of a material weakness related to the Company’s internal controls over financial reporting.

The Company provided EisnerAmper with a copy of the disclosures required by Item 304(a) contained in our Report on Form 8-K prior to its filing with the Securities and Exchange Commission and requested that EisnerAmper furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statements made by the Company in response to Item 304(a) of Regulation S-K. A copy of that letter, dated March 30, 2023, furnished by EisnerAmper in response to that request, stating their agreement with such statements is filed as Exhibit 16.1 to our Current Report on Form 8-K, filed with the Securities and Exchange Commission on March 30, 2023.

Effective March 24, 2023, the Audit Committee appointed Haskell & White LLP (“Haskell & White”) as the Company’s new independent registered public accounting firm. Haskell & White LLP’s engagement will be for the Company’s fiscal year ended December 31, 2023 and related interim periods.

During the years ended December 31, 2022 and 2021, and through March 24, 2023, the Company did not consult Haskell & White LLP with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, or any other matters or reportable events as defined in Item 304(a)(2)(i) and (ii) of Regulation S-K.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES
Fees for professional services provided by EisnerAmper LLP, our former independent registered public accounting firm, during the fiscal years ended December 31, 2021 and December 31, 2022, in each of the following categories is as set forth in the table below.

	2021	2022
Audit Fees[16]	$347,272	$404,419
Audit-Related Fees[17]	$—	$—
Tax Fees[18]	$—	$—
All Other Fees[19]	$—	$—
Total Fees	$347,272	$404,419

All of the services performed in the years ended December 31, 2021 and 2022 were pre-approved by the audit committee. It is the audit committee’s policy to pre-approve all audit and permitted non-audit services to be provided to us by the independent registered public accounting firm. The audit committee’s authority to pre-approve non-audit services may be delegated to one or more members of the audit committee, who shall present all decisions to pre-approve an activity to the full audit committee at its first meeting following such decision. In addition, the audit committee considers whether the provision of the non-audit services is compatible with maintaining the independent registered public accounting firm’s independence. For the years ended December 31, 2021 and 2022 there were no non-audit services performed by the independent registered public accounting firm.

16 Audit Fees include fees for services rendered for the audit of our annual consolidated financial statements, the review of financial statements included in our quarterly reports on Form 10-Q, assistance with and review of documents filed with the Securities and Exchange Commission and consents and other services normally provided in connection with statutory and regulatory filings or engagements.
17 Audit-Related Fees would principally include fees incurred for due diligence in connection with potential transactions and accounting consultations.
18 Tax Fees would include fees for services rendered for tax compliance, tax advice, and tax planning. There were no tax fees incurred with EisnerAmper LLP in 2021 and 2022.
19 All Other Fees would include fees for all other services rendered to us that do not constitute Audit Fees, Audit-Related Fees, or Tax Fees. There were no other fees incurred with EisnerAmper LLP in 2021 and 2022.

MULTIPLE STOCKHOLDERS SHARING THE SAME ADDRESS
Owners of Common Stock in street name who share an address may receive only one proxy statement. This practice, known as “householding,” is designed to reduce printing and postage costs. However, if any stockholder residing at such an address wishes to receive a separate notice of internet availability of proxy materials, annual report or proxy statement, we will promptly deliver a separate copy to any stockholder upon written or oral request to our investor relations department at Kiora Pharmaceuticals, Inc., 332 Encinitas Boulevard, Suite 102, Encinitas, CA 92024 or by telephone at (858) 224-9600. In addition, any stockholder who receives multiple copies at the same address can request delivery of a single copy by notifying our investor relations department pursuant to the contact information provided above.

OTHER MATTERS
The board of directors does not know of any matters, other than those described in this Proxy Statement that will be presented for action at the Annual Meeting. If other matters are duly presented, proxies will be voted in accordance with the best judgment of the proxy holders.
YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE CAST YOUR VOTE ONLINE, BY TELEPHONE OR BY COMPLETING, DATING, SIGNING AND PROMPTLY RETURNING YOUR PROXY CARD OR VOTING INSTRUCTIONS CARD IN THE POSTAGE-PAID ENVELOPE BEFORE THE ANNUAL MEETING SO THAT YOUR SHARES ARE REPRESENTED AT THE ANNUAL MEETING.
OUR ANNUAL REPORT TO STOCKHOLDERS FOR THE YEAR ENDED DECEMBER 31, 2022, INCLUDING THE FINANCIAL STATEMENTS AND FINANCIAL STATEMENT SCHEDULES, HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION AND PROVIDES ADDITIONAL INFORMATION ABOUT US. IT IS AVAILABLE ON THE INTERNET AT WWW.KIORAPHARMA.COM AND IT IS AVAILABLE TO BENEFICIAL AND RECORD HOLDERS OF OUR COMMON STOCK AT WWW.PROXYVOTE.COM. THE COMPANY WILL FURNISH, WITHOUT CHARGE, A COPY OF ITS ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2022 AND ANY EXHIBITS THERETO TO ANY STOCKHOLDER, UPON WRITTEN REQUEST TO KIORA PHARMACEUTICALS, INC., 332 ENCINITAS BOULEVARD, SUITE 102, ENCINITAS, CA 92024.
A LIST OF STOCKHOLDERS ENTITLED TO VOTE AT THE ANNUAL MEETING WILL BE AVAILABLE FOR INSPECTION BY STOCKHOLDERS DURING REGULAR BUSINESS HOURS AT OUR OFFICES AND THE OFFICES OF OUR TRANSFER AGENT DURING THE TEN DAYS PRIOR TO THE ANNUAL MEETING AS WELL AS AT THE ANNUAL MEETING.

SCAN TO
VIEW MATERIALS & VOTE

*KIORA PHARMACEUTICALS, INC.*
*332 ENCINITAS BLVD., SUITE 102*
*ENCINITAS, CA 92024*

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

1 OF 2
1
1

**VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above**
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Follow the instructions to obtain your records and to create an electronic voting instruction form.

**ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS**
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

**VOTE BY PHONE - 1-800-690-6903**
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

**VOTE BY MAIL**
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

CONTROL # → 0000000000000000

| NAME | SHARES |
|---|---|
| THE COMPANY NAME INC. - COMMON | 123,456,789,012.12345 |
| THE COMPANY NAME INC. - CLASS A | 123,456,789,012.12345 |
| THE COMPANY NAME INC. - CLASS B | 123,456,789,012.12345 |
| THE COMPANY NAME INC. - CLASS C | 123,456,789,012.12345 |
| THE COMPANY NAME INC. - CLASS D | 123,456,789,012.12345 |
| THE COMPANY NAME INC. - CLASS E | 123,456,789,012.12345 |
| THE COMPANY NAME INC. - CLASS F | 123,456,789,012.12345 |
| THE COMPANY NAME INC. - 401 K | 123,456,789,012.12345 |

PAGE 1 OF 2

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: ☒

KEEP THIS PORTION FOR YOUR RECORDS

**THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.**

DETACH AND RETURN THIS PORTION ONLY

**The Board of Directors recommends you vote FOR the following:**

| | For All | Withhold All | For All Except |
|---|---|---|---|
| 1. Election of Class II Directors, nominated for a three-year term: | ☐ | ☐ | ☐ |

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

______________________________

02 0000000000

Nominees

01) Kenneth Gayron 02) Aron Shapiro 03) Praveen Tyle

**The Board of Directors recommends you vote FOR proposals 2 and 3.**

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

Signature [PLEASE SIGN WITHIN BOX] Date

JOB #

Signature (Joint Owners) Date

SHARES
CUSIP #
SEQUENCE #

0000613375_1 R1.0.0.6

**KIORA PHARMACEUTICALS, INC.**
**Annual Meeting of Stockholders**
**June 21, 2023 10:00 AM**
**This proxy is solicited by the Board of Directors**

The stockholder(s) hereby appoint(s) Brian Strem and Melissa Tosca, or either of them, as proxies, each with the power to appoint his or her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of KIORA PHARMACEUTICALS, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 10:00 AM, EDT on June 21, 2023 at the offices of Burns & Levinson LLP at 125 High Street, Boston, MA 02110.

**This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.**

0000613375_2 R1.0.0.6

**Continued and to be signed on reverse side**